Exhibit 1
PURCHASE AGREEMENT
     THIS PURCHASE AGREEMENT (this “Agreement”) is made as of the 11th day of September, 2008, by and between Telvent GIT, S.A. (the “Company”), a sociedad anonima organized under the laws of the Kingdom of Spain, with its principal offices at Valgrande, 6, 28108 Alcobendas, Madrid, Spain, and the purchaser whose name and address is set forth on the signature page hereof (the “Purchaser”).
     WHEREAS, the Company desires to finance a portion of its proposed acquisition of DTN Holding Company, Inc. (the “Acquisition”) through the issuance and sale of up to 4,847,059 ordinary shares (the “Shares”), nominal value €3.00505 per share (the “Ordinary Shares”), of the Company;
     WHEREAS, it is a condition to the obligations of the Purchaser and the Company under this Agreement that the Acquisition be consummated; and
     WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement), under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and applicable state securities laws.
     IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:
     SECTION 1. Authorization of Sale of the Shares. Subject to the terms and conditions of this Agreement, the Company has authorized, subject to the Company’s obtaining Shareholder Approval (as defined herein), the issuance and sale of the Shares.
     SECTION 2. Agreement to Sell and Purchase the Shares. Contemporaneously with the consummation of the Acquisition and subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 3), the Company shall issue and sell to the Purchaser and the Purchaser shall buy from the Company, upon the terms and conditions hereinafter set forth, the number of Shares (at the purchase price) set forth on the signature page hereto.
     The Company proposes to enter into this same form of purchase agreement with certain other investors (the “Other Purchasers”) and expects to complete sales of the Shares to the Other Purchasers concurrently with the sale thereof to the Purchaser. The Purchaser and the Other Purchasers are hereinafter sometimes collectively referred to as the “Purchasers,” and this Agreement and the purchase agreements executed by the Other Purchasers are hereinafter sometimes collectively referred to as the “Agreements.” The term “Placement Agent” shall mean Banc of America Securities LLC. Canaccord Adams Inc. is acting as the co-agent and it and the Placement Agent are referred to herein together as the “Agents.”
     Concurrently with the execution and delivery of this Agreement, the Company, UMB Bank, N.A. (the “Escrow Agent”) and the Purchaser shall enter into an escrow agreement, dated as of the date hereof (the “Escrow Agreement”), pursuant to which an escrow account will be established, at the Company’s expense, for the benefit of the Purchasers (the “Escrow Account”). Not fewer than two business days following the date hereof, (i) the Purchaser will deposit an amount equal to the aggregate purchase price set forth opposite such Purchaser’s name in Section 2 hereof in the Escrow Account and (ii) pursuant to the Escrow Agreement, the Escrow Agent will notify the Company and the Placement Agent in writing as to the deposit in the Escrow Account by the Purchaser of funds equal to the proceeds from the sale of Shares to be sold at such Closing to such Purchaser (the “Requisite Funds”). On the Closing Date, provided that the Company previously provides to the Escrow Agent a certificate of the Company’s Chief Executive Officer and Chief Financial Officer that the conditions to closing set forth in this Agreement have been satisfied or waived, the Escrow Agent, pursuant to the terms and conditions of the Escrow Agreement, shall release the Requisite Funds from the Escrow Account for collection by the Company as provided in the Escrow Agreement.
     SECTION 3. Delivery of the Shares at the Closing.
          3.1 The Closing. The completion of the purchase and sale of the Shares (the “Closing”), shall occur at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104 on a date (the “Closing Date”) concurrent with the closing of the Acquisition, provided that the Company shall have given the Purchaser five (5) Business Days prior notice of such designated Closing Date.
     At the Closing, the Escrow Agent, on behalf of the Purchaser, shall deliver, in immediately available funds, the full amount of the purchase price for the Shares being purchased hereunder by wire transfer to an account designated by the Company and the Company shall deliver to the Purchaser one or more stock certificates registered in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser in writing, representing the number of Shares set forth on the signature page hereto and bearing an appropriate legend referring to the fact that the Shares were sold in reliance upon the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(2) thereof and Rule 506 promulgated thereunder. The Company will promptly substitute one or more replacement certificates without the legend at such time as the Registration Statement (as defined below) becomes effective; it being understood that Company’s counsel and its transfer agent may request customary representations from the holder in order to effect the same. The name(s) in which the stock certificate(s) are to be registered are set forth in the Stock Certificate Questionnaire attached hereto as part of Appendix I.
          The Company’s obligation to complete the purchase and sale of the Shares and deliver such stock certificate(s) to the Purchaser at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) receipt by the Company of same-day funds from the Escrow Agent in the full amount of the purchase price of the Shares being purchased hereunder; (b) the accuracy of the representations and warranties made by the Purchasers as of the Closing Date; and (c) the fulfillment of those undertakings of the Purchasers to be fulfilled prior to the Closing. The Purchaser’s obligation to accept delivery of such stock certificate(s) and to pay for the Shares evidenced thereby shall be subject to the following conditions: (a) each of the representations and warranties of the Company made herein shall be accurate as of the date of this Agreement; (b) the delivery to the Purchaser by each of the U.S. and Spanish counsels to the Company of a legal opinion in a form reasonably satisfactory to counsel to the Agents; (c) receipt by the Purchaser of a certificate executed by the chief executive officer and the chief financial or accounting officer of the Company, dated as of the Closing Date, to the effect that the representations and warranties of the Company set forth herein were true and correct as of the Closing Date and that the Company has complied with all the agreements and satisfied all the conditions herein on its part to be performed or satisfied on or prior to such Closing Date; (d) each of the Company, the Purchaser and the Escrow Agent shall have executed that certain Escrow Agreement in substantially the form attached hereto as Exhibit B and (e) the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing. The Purchaser’s obligations hereunder are expressly not conditioned on the purchase by any or all of the Other Purchasers of the Shares that they have agreed to purchase from the Company pursuant to the respective Agreements to which they are parties. The Company’s and the Purchaser’s obligations hereunder are conditioned on (a) (i) shareholder approval of the issuance and sale of the Shares, and (ii) the valid waiver of the shareholders’ preemptive right to subscribe for the Shares in accordance with the provisions of the Spanish “Ley de Sociedades Anonimas — Real Decreto 1564/1989 (the “Spanish Corporation Law”) (clauses (i) and (ii) together, the “Shareholder Approval”), and (b) the closing of the Acquisition.
     SECTION 4. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Purchaser that the representations, warranties and statements contained in this Section 4 are true and correct as of the date hereof.
          4.1 Organization and Qualification. The Company is a corporation (sociedad anonima) duly organized, existing, established, and in good standing under the laws of the Kingdom of Spain and is duly qualified as a foreign corporation to transact business in each jurisdiction in which qualification is required, except where failure to so qualify would not result in a Material Adverse Effect (as defined below). The Company’s significant subsidiaries within the meaning of Rule 1-02 (w) under Regulation S-X (each a “Subsidiary” and collectively the “Subsidiaries”) are listed on Exhibit C to this Agreement. Each Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and is duly qualified as a foreign corporation to transact business in each jurisdiction in which such qualification is required, except where failure to so qualify would not have a Material Adverse Effect.
          4.2 Reporting Company; Form F-3. The Company is not an “ineligible issuer” (as defined in Rule 405 promulgated under the Securities Act) and is eligible to register all of the Shares for resale by the Purchaser on a registration statement on Form F-3 under the Securities Act (the “Registration Statement”). The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and has filed all reports required thereby of a “foreign private issuer” as such term is defined in the 1933 Act Rules and Regulations (as hereinafter defined). To the Company’s knowledge, there exist no facts or circumstances (other than issues that might arise in connection with the Acquisition) that reasonably could be expected to prohibit or delay the preparation and filing of a Registration Statement on Form F-3 under the Securities Act that will be available for the resale of the Shares by the Purchaser.

          4.3 Capitalization. As of the date hereof, the authorized, issued and outstanding share capital of the Company is as set forth on Schedule 4.3 hereto. The shares of issued and outstanding share capital of the Company are in registered form, amount to €3.00505 nominal value each and are ordinary shares. All of the issued and outstanding Ordinary Shares have been duly authorized and validly issued and are fully paid, nonassessable, and have been issued in compliance with all Spanish corporate and securities laws and regulations, U.S. federal or U.S. state securities laws and regulations, and other applicable foreign securities laws, and will not be issued in violation of or subject to any preemptive rights or other similar rights of any securityholder of the Company. Except for the existing shareholders’ preemptive right to subscribe for the Shares in accordance with the provisions of the Spanish Public Limited Liability Act, and except for Shares issuable under the Agreements, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. With respect to each Subsidiary, (i) all the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through its Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim, or equity, has been issued in compliance with all applicable corporate and securities laws and regulations, and was not issued in violation of or subject to any preemptive rights or other similar rights of any security holder of such Subsidiary, and (ii) there are no outstanding options to purchase, or any preemptive rights or other rights of any person other than the Company and/or any of its Subsidiaries to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of such Subsidiary’s capital stock or any such options, rights, convertible securities or obligations.
          4.4 Authorization and Description of Shares. The Shares will be duly authorized for issuance and sale to the Purchasers pursuant to this Agreement by means of the Board of Director resolutions on August 28, 2008 and the Shareholder Approval in accordance with the provisions of the Spanish Corporation Law (“Ley de Sociedades Anonimas”) and, when registered with the Mercantile Registry of Madrid and issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Ordinary Shares conform in all material respects to the description set forth in the SEC Documents (as defined below); no holder of the Shares will be subject to personal liability by reason of being a holder; and the issuance of the Shares will not be subject to the preemptive or other similar rights on any securityholder of the Company. No shareholder of the Company has any right (which has not been waived or has not expired by reason of lapse of time following notification of the Company’s intention to file the Registration Statement) to require the Company to register the sale of any capital stock owned by such shareholder under the Registration Statement. Subject to Shareholder Approval, no further approval or authority of the shareholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares to be sold by the Company as contemplated herein.
          4.5 Due Execution, Delivery and Performance of the Agreements. The Company has full legal right, corporate power and authority to enter into this Agreement, the Escrow Agreement and the Registration Rights Agreement (together, the “Transaction

Documents”) and perform the transactions contemplated by the Transaction Documents. The Transaction Documents have been duly authorized, executed and delivered by the Company. This Agreement constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights and the application of equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution, including but not limited to, indemnification provisions set forth in Section 7 herein or Section 5 of the Registration Rights Agreement, may be limited by Spanish corporate and securities laws and regulations, U.S. federal or U.S. state securities laws and regulations and such public policies underlying such laws.
          4.6 No Defaults or Consents.
     (a) Neither the Company nor any of its Subsidiaries is in violation of its charter (“escritura deconstitucion”) or by-laws (“estatutos sociales” or “estatutos”) or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other written agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, “Agreements and Instruments”), or in violation of any law, statute, rule, regulation, judgment, order or decree except in each case for such defaults or violations that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and compliance by the Company with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations (assuming compliance with all applicable state securities blue sky laws and regulations and other similar laws of foreign jurisdictions). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.
     (b) No filing with, or consent, approval, authorization, license, registration, qualification, decree or other order of any court, regulatory body, administrative agency or other governmental agency or body in the United States, Spain, the European Union or elsewhere is necessary or required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement other than such consents, approvals or authorizations which have been obtained or will be obtained prior to the Closing (as applicable), and except for compliance with U.S. federal, U.S. state securities or “blue sky” laws and the securities laws of the Kingdom of Spain, applicable to the offering of the Shares.
     (c) For the purposes of this Agreement the term “Material Adverse Effect” means any event, circumstance, development, change or effect that, individually or in the aggregate with all other events, circumstances, developments, changes and effects, is materially adverse to the business, assets, financial condition , or results of operations of the Company and its Subsidiaries taken as a whole or would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement or prevent or materially impair the ability of the Company to perform its obligations hereunder; provided, however, that “Material Adverse Effect” shall not include the effect of any circumstance, change, development, event or state of facts arising out of or primarily attributable to any of the following, either alone or in combination:
          (i) events, circumstances, changes or effects that generally affect the industries in which the Company’s customers operate, provided that the Company and its Subsidiaries, or the industry in which they operate, taken as a whole, are not disproportionately affected;
          (ii) any conditions in the United States capital markets, securities markets or general economy, provided that the Company and its Subsidiaries, or the industry in which they operate, taken as a whole, are not disproportionately affected;
          (iii) any public announcement of this Agreement, the taking of any action contemplated hereby, the pendency of the transactions contemplated hereby or of the consummation of the transactions contemplated hereby; and
          (iv) acts of war (whether or not declared), armed hostilities, sabotage or terrorism, military actions or the escalation thereof, acts of God including unusually severe actions of the elements, drought, flood, earthquake, unusually severe storm, fire, or lightning, or other force majeure events occurring after the date hereof.
          4.7 Accountants. The accountants who certified the Company’s financial statements and supporting schedules in the Company’s Annual Report on Form 20-F for the year ended December 31, 2007 (the “2007 20-F”) are registered independent public accountants as required by the Securities Act and the rules and regulations promulgated thereunder (the “1933 Act Rules and Regulations”) and by the rules of the United States Public Accounting Oversight Board. The accountants have not provided to the Company or its Subsidiaries any non-audit services, the provision of which is prohibited under applicable law or accounting standards.
          4.8 Contracts. The material contracts to which the Company is a party have been duly and validly authorized, executed and delivered by the Company and constitute the legal, valid and binding agreements of the Company or any of its Subsidiaries, enforceable by and against the Company or any one of its Subsidiaries, as applicable, in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to enforcement of creditors’ rights generally and the application of equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution may be limited by applicable corporate and securities laws and regulations.
          4.9 No Actions. There are no legal or governmental actions, suits, proceedings, inquiries or investigations pending or, to the Company’s knowledge, threatened against or affecting the Company or any Subsidiary before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic or foreign, which actions, suits or proceedings, individually or in the aggregate, are reasonably expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is a party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental agency or body that is reasonably expected to have a Material Adverse Effect.
          4.10 Properties. The Company and each Subsidiary has good and marketable title to all the properties and assets described as owned by it in the consolidated financial statements included in the SEC Documents (as defined below), free and clear of all liens, mortgages, pledges, or encumbrances of any kind except (i) those, if any, reflected in such consolidated financial statements, (ii) those that are not material in amount and do not materially adversely affect the use made and proposed to be made of such property by the Company or its Subsidiaries, or (iii) liens granted in the ordinary course of business by certain of the Subsidiaries on accounts receivable pursuant to master accounts receivable purchase agreements. The Company and each Subsidiary holds its leased properties under valid and binding leases. Either the Company or any Subsidiary owns or leases all such properties as are necessary to the operations of the Company and its Subsidiaries as now conducted in all material respects.
          4.11 No Material Adverse Change. Since December 31, 2007: (i) the Company and its Subsidiaries have not incurred any material liabilities or obligations, indirect, or contingent, or entered into any material contract, agreement or other transaction that is not in the ordinary course of business or that could reasonably be expected to result in a material reduction in the future earnings of the Company; (ii) the Company and its Subsidiaries have not sustained any material loss or interference with their businesses or properties from fire, flood, windstorm, accident or other calamity not covered by insurance; (iii) except as disclosed in the SEC Documents, neither the Company nor its Subsidiaries have paid or declared any dividends or other distributions with respect to their capital stock and none of the Company or any Subsidiary is in a default in the payment of principal or interest on any material outstanding debt obligations; (iv) there has not been any change in the capital stock of the Company or its Subsidiaries other than the sale of the Shares hereunder and shares or options issued pursuant to employee equity incentive plans or purchase plans approved by the Company’s Board of Directors, or indebtedness material to the Company or its Subsidiaries (other than in the ordinary course of business and any required scheduled payments); and (v) there has not occurred any event that has caused or could reasonably be expected to cause a Material Adverse Effect.
          4.12 Intellectual Property. Except as disclosed in the SEC Documents (as defined below): (i) the Company and each Subsidiary owns or has obtained valid and enforceable licenses or options for the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, copyrights (both registered and unregistered), trade secrets and other intellectual property (including unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective business as currently conducted (collectively, the “Intellectual Property”) except for those items of Intellectual Property the failure to obtain would not reasonably be expected to have a Material Adverse Effect; and (ii) to the Company’s knowledge, (a) there are no third parties who have any ownership rights to the Intellectual Property that is owned by the Company or each Subsidiary for the products or assets described in the SEC Documents (as defined below) that would preclude the Company or any Subsidiary from conducting its business as currently conducted and have a Material Adverse Effect; (b) there are no third parties who have any ownership rights to the Intellectual Property that has been licensed to or optioned by the Company or each Subsidiary for the products or assets described in the SEC Documents (as defined below) that would preclude the Company or any Subsidiary from conducting its business as currently conducted and have a Material Adverse Effect, except for the ownership rights of the owners of the Intellectual Property licensed or optioned by the Company or any Subsidiary; (c) there are currently no sales of any products that would constitute an infringement by third parties of any Intellectual Property owned, licensed or optioned by the Company or any Subsidiary; (d) there is no pending or threatened action, suit, proceeding or claim by others challenging the rights of the Company or any Subsidiary in or to any Intellectual Property owned, licensed or optioned by the Company or any Subsidiary; (e) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property owned, licensed or optioned by the Company or any Subsidiary; and (f) there is no pending or threatened material action, suit, proceeding or claim by others that the Company or any of any Subsidiaries infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary right of others, in each case of clauses (c), (d) and (e), other than such actions, suits, proceedings and claims as would not reasonably be expected to have a Material Adverse Effect.
          4.13 Compliance. The Company and its Subsidiaries conduct their business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including but not limited to applicable laws of the Kingdom of Spain, except where failure to be so in compliance could not have a Material Adverse Effect.
          4.14 Tax Returns. The Company and its Subsidiaries have timely filed all Spanish, U.S. and other foreign tax returns that are required to have been filed by them pursuant to applicable Spanish, U.S. or other law or have duly requested extensions thereof, except insofar as the failure to file such returns or request such extensions would not reasonably be expected to result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its Subsidiaries, except for such taxes or assessments, if any, as are being contested in good faith and as to which adequate reserves under U.S. generally accepted accounting principles (“U.S. GAAP”) have been provided or where the failure to pay would not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability of the Company and each subsidiary for any years not finally determined are adequate under U.S. GAAP to meet any assessments or re-assessments for additional income tax or any years not finally determined, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Effect.

          4.15 Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Shares to be sold to the Purchaser hereunder will have been fully paid or provided for by the Company and all laws imposing such taxes will have been complied with.
          4.16 Investment Company. The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder.
          4.17 Offering Materials. None of the Company, its officers and directors has distributed or will distribute prior to the Closing Date any offering material, including any “free writing prospectus” (as defined in Rule 405 promulgated under the Securities Act), in connection with the offering and sale of the Shares other than the management presentation presented to the Purchaser dated August 2008. The Company has not in the past nor will it hereafter take any action independent of the Agents to sell, offer for sale or solicit offers to buy any securities of the Company that could reasonably expected to result in the initial sale of the Shares not being exempt from the registration requirements of Section 5 of the Securities Act.
          4.18 Insurance. The Company and its Subsidiaries maintain insurance underwritten by insurers of recognized financial responsibility, of the types and in the amounts that the Company reasonably believes is adequate for its business as currently conducted and as is customary for similarly sized companies engaged in similar businesses in similar industries, with such deductibles as are customary for companies in the same or similar business, all of which insurance is in full force and effect. The Company believes that after the Closing Date, it and its Subsidiaries will continue to be able to obtain insurance on substantially the same terms as it now possesses.
          4.19 Additional Information.
     (a) The information contained in the following documents (the “SEC Documents”), which the Agents have furnished to the Purchaser, or will furnish a reasonable period of time prior to the Closing, as of the dates thereof, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading: (A) the Company’s 2007 20-F, dated March 10, 2008 (the “2007 20-F”); (B) the Company’s quarterly fiscal report on the Reports of Foreign Private Issuer on Form 6-K, dated May 22, 2008 (Accession No. 00009501-52-08-004213) (the “Quarterly 6-K”); (C) the Company’s current reports on the Reports of Foreign Private Issuer on Form 6-K, dated March 17, 2008, April 3, 2008, April 11, 2008, May 2, 2008, May 22, 2008 (Accession No. 00009501-52-08-004215) and July 7, 2008; and (D) all other documents, if any, filed by the Company with the Commission since December 31, 2007 pursuant to the reporting requirements of the Exchange Act.
     (b) The SEC Documents and the documents incorporated by reference therein or attached as exhibits thereto, at the time they became effective or were filed or furnished with the Commission, as the case may be, complied in all material respects with the requirements of the

Exchange Act, as applicable, and the rules and regulations of the Commission thereunder (the “1934 Act Rules and Regulations” and, together with the 1933 Act Rule and Regulations, the “Rules and Regulations”). In the past 12 calendar months, the Company has filed all documents required to be filed by it prior to the date hereof with the Commission pursuant to the reporting requirements of the Exchange Act.
          4.20 Price of Ordinary Shares. The Company has not taken, and will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or that would reasonably be expected to constitute, the stabilization or manipulation of the price of the Ordinary Shares to facilitate the sale or resale of the Shares.
          4.21 Use of Proceeds. The Company shall use the proceeds from the sale of the Shares to consummate the Acquisition and for working capital purposes.
          4.22 Use of Purchaser Name. Except as otherwise required by applicable law or regulation the Company shall not use the Purchaser’s name or the name of any of its affiliates in any advertisement, announcement, press release or other similar public communication unless it has received the prior written consent of the Purchaser for the specific use contemplated which consent shall not be unreasonably withheld.
          4.23 Related Party Transactions.
     (a) No transaction has occurred between or among the Company, on the one hand, and its affiliates, officers or directors on the other hand, that is required to have been described under applicable securities laws in its SEC Documents and is not so described in such filings.
     (b) There are no assets and rights owned or held by Abengoa, S.A. (“Abengoa”) or any affiliate of Abengoa (other than the Company and its Subsidiaries) required to conduct the business of the Company and its Subsidiaries and that have been used by the Company and its Subsidiaries other than any assets or rights that are described in the SEC Documents.
     (c) No material indebtedness (actual or contingent) and no material contract or arrangement is outstanding between the Company and any director or member of senior management of the Company or affiliate of such director or member of senior management (including his/her spouse and infant children). Except as otherwise disclosed in the SEC Documents, neither the Company nor any of its Subsidiaries has agreed with its employees, its officers or directors to pay any compensation for termination of contract or any other compensation for any cause that may have a material impact on the economic or financial situation of the Company.
          4.24 Off-Balance Sheet Arrangements. There is no transaction, arrangement or other relationship between the Company and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in the SEC Documents and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect. There are no such transactions, arrangements or other relationships with the Company that may create contingencies or liabilities that are not otherwise disclosed by the Company in the SEC Documents.

          4.25 Possession of Licenses and Permits. The Company and each Subsidiary possess all permits, consents, approvals, orders, registrations, qualifications, franchises, licenses, certificates and other authorizations issued by the appropriate U.S. federal, state, local or non-U.S. governmental or regulatory agency, department or body that are currently necessary for the operation of the business of the Company as currently conducted (“Permits”), except where the failure to posses currently such Permits is not reasonably expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Permit that, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect.
          4.26 Financial Statements. The consolidated financial statements of the Company and the related notes and schedules thereto included in its 2007 20-F and its Quarterly 6-K comply as to form in all material respects with the requirements of the Exchange Act and fairly present the financial position, results of operations, shareholders’ equity and cash flows of the Company and its consolidated Subsidiaries at the dates and for the periods specified therein. Such financial statements and the related notes and schedules thereto have been prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as otherwise noted therein) and all adjustments necessary for a fair presentation of results for such periods have been made.
          4.27 Listing Compliance. The Company is in compliance with the requirements of the NASDAQ Global Select Market for continued listing of the Ordinary Shares thereon. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Ordinary Shares under the Exchange Act or the listing of the Ordinary Shares on the NASDAQ Global Select Market, nor has the Company received any notification that the Commission or the NASDAQ Global Select Market is contemplating terminating such registration or listing. The transactions contemplated by this Agreement will not contravene the rules and regulations of the NASDAQ Global Select Market. The Company will comply with all requirements of the NASDAQ Global Select Market with respect to the issuance of the Shares and shall use its commercially reasonable efforts to cause the Registrable Securities to be listed on the NASDAQ Global Select Market pursuant to the terms of the Registration Rights Agreement.
          4.28 Internal Control over Financial Reporting. The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. and Spanish generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the Company has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of such entity and provide a sufficient basis for the preparation of financial statements in accordance with U.S. GAAP.

          4.29 Sarbanes-Oxley Act. There is and has been no failure on the part of the Company and, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”).
          4.30 Employee Relations and Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, which could result in a Material Adverse Effect. The Company and each of its Subsidiaries are in compliance with all formal and payment obligations imposed by labor or social security regulations (except for such non compliance that would not result in a Material Adverse Effect). No member of senior management of the Company (as defined in the Form 20-F promulgated under the 1934 Act Rules and Regulations as hereinafter defined) has notified the Company since January 1, 2007 that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. To the Company’s knowledge, no member of senior management of the Company is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other agreement or any restrictive covenant, and to the Company’s knowledge, the continued employment of each such member of senior management does not subject the Company or any Subsidiary to any material liability with respect to any of the foregoing matters.
          4.31 Environmental Matters. There has been no storage, disposal, generation, manufacture, transportation, handling or treatment of toxic wastes, hazardous wastes or hazardous substances by the Company or to its knowledge, any Subsidiary (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or any Subsidiary in material violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or that would require material remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind into such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any Subsidiary or with respect to which the Company or any Subsidiary have knowledge; the terms “hazardous wastes”, “toxic wastes”, “hazardous substances” and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection; there are no proceedings that are pending, or known to be contemplated, against the Company or any of its Subsidiaries under any applicable laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental or regulatory authority, including without limitation any international, national, state, provincial, regional or local authority relating to the protection of human health or safety, the environment or natural resources or to hazardous or toxic substances or wastes, pollutants or contaminants in which a governmental authority is also a party which would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          4.32 Integration; Other Issuances of Securities. Neither the Company nor its Subsidiaries or any affiliates, nor any person acting on its or their behalf, has issued any Ordinary Shares or shares of any series of preferred stock or other securities or instruments convertible into, exchangeable for or otherwise entitling the holder thereof to acquire Ordinary Shares which would be integrated with the sale of the Shares to the Purchaser for purposes of the Securities Act or of any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company or the Subsidiaries or affiliates take any action or steps that would require registration of any of the Shares under the Securities Act or cause the offering of the Shares to be integrated with other offerings. Assuming the accuracy of the representations and warranties of Purchasers set forth in this Agreement, the offer and sale of the Shares by the Company to the Purchasers pursuant to the Agreements will be exempt from the registration requirements of the Securities Act.
          4.33 Foreign Corrupt Practices Act. Neither the Company, nor, to the Company’s knowledge, any Subsidiary, nor, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of its actions for, or on behalf of, the Company, directly or indirectly, violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, including, without limitation: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or (iii) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.
          4.34 No Money Laundering. The operations of the Company and, to the Company’s knowledge, its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.
          4.35 Export Control and Foreign Assets Control. The operations of the Company and, to the Company’s knowledge, its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable export control and foreign assets control laws and regulations, including without limitation the U.S. Export Administration Act of 1979, as amended, the U.S. Trading with the Enemy Act of 1917, as amended, and the U.S International Emergency Economic Powers Act, as amended, and all regulations, decrees and orders promulgated thereunder, issued, administered or enforced by any governmental agency (collectively, the “Export Control and Foreign Assets Control Laws”). No action, suit, investigation, or proceeding by or before any court or governmental agency, authority or body involving the Company or any of its Subsidiaries or any director, officer, agent or employee of the Company or any of its Subsidiaries with respect to the Export Control and Foreign Assets Control Laws is pending or, to the knowledge of the Company, threatened that could have a Material Adverse Effect. The Company has agreed that it will not cause or permit, directly or indirectly, use of any of the proceeds of the offering of Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture, partner or other person or entity, for the purpose of furthering, facilitating or financing any transaction by the Company or such other person or entity that would be prohibited by the Export Control and Foreign Assets Control Laws if performed or engaged in by a United States person or a person subject to the jurisdiction of the United States, as the case may be, in either event as defined by the regulations of the Office of Foreign Assets Control of the U.S. Department of the Treasury, or within the United States.
          4.36 Passive Foreign Investment Company. The Company was not, for the taxable year ended December 31, 2007, and upon the consummation of the transactions described herein and the application of the proceeds thereof, does not expect to become for the taxable year ending December 31, 2008, a passive foreign investment company within the meaning of Section 1297 of the Code.
          4.37 Controlled Foreign Corporation. The Company believes based on its current ownership that it is not a controlled foreign corporation within the meaning of Section 957 of the United States Internal Revenue Code of 1986, as amended.
          4.38 Acquisition Agreement. To the best of the Company’s knowledge, each of the representations and warranties made by the sellers in the Acquisition Agreement by and between Telvent Export, S.L., a wholly-owned subsidiary of the Company, DTN Holding Company, Inc., the stockholders of DTN Holding Company, Inc. (collectively, the “Sellers”), and GSC Recovery IIA, L.P., as Sellers’ representative to be dated September 15, 2008 (the “Acquisition Agreement”) are true and correct in all material respects.
     SECTION 5. Representations, Warranties and Covenants of the Purchaser. The Purchaser represents and warrants to, and covenants with, the Company that:
          5.1 Investor Status. The Purchaser is an institutional “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.
          5.2 Experience of the Purchaser. The Purchaser is knowledgeable, sophisticated and experienced in financial and business matters, in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and comparable entities, has the ability to bear the economic risks of an investment in the Shares, has undertaken an independent analysis of the merits and the risks of an investment in the Shares, based on the Purchaser’s own financial circumstances. The Purchaser has had the opportunity to request, receive, review and consider all information it deems relevant in making an informed decision to purchase the Shares and to ask questions of, and receive answers from, the Company concerning such information.
          5.3 No Public Sale or Distribution. The Purchaser is acquiring the number of Shares set forth on the signature page hereto in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such

Shares (this representation and warranty not limiting the Purchaser’s right to sell pursuant to the Registration Statement as described in the Registration Rights Agreement or in compliance with the Securities Act and the Rules and Regulations, or, other than with respect to any claims arising out of a breach of this representation and warranty and the Purchaser’s right to indemnification under Section 7 herein and under Section 5.1(a) of the Registration Rights Agreement). The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares, nor will the Purchaser engage in any short sale that results in a disposition of any of the Shares by the Purchaser, except in compliance with the Securities Act and the Rules and Regulations and any applicable state securities or “blue sky” laws, including the laws of the Kingdom of Spain, if applicable.
          5.4 Information. The Purchaser has, in connection with its decision to purchase the number of Shares set forth on the signature page hereto, relied solely upon the SEC Documents and the representations and warranties of the Company contained herein, and the Purchaser has not relied on the Agents in negotiating the terms of its investment in the Shares and, in making a decision to purchase the Shares, the Purchaser has not received or relied on any communication, investment advice or recommendation from the Agents.
          5.5 Reliance on Exemptions. The Purchaser understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the Rules and Regulations and state securities or “blue sky” laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares.
          5.6 Confidentiality. For the benefit of the Company and the company to be acquired pursuant to the Acquisition Agreement (the “Target”), the Purchaser previously agreed with the Agents to keep confidential all information concerning this private placement. The Purchaser is prohibited from reproducing or distributing this Agreement or any other offering materials or other information provided by the Company in connection with the Purchaser’s consideration of its investment in the Company, in whole or in part, or divulging or discussing any of their contents, except to its financial, investment or legal advisors in connection with its proposed investment in the Shares. Further, the Purchaser understands that the existence and nature of all conversations and presentations, if any, regarding the Company, the Target and this offering must be kept strictly confidential. The Purchaser understands that the federal securities laws impose restrictions on trading based on information regarding this offering. In addition, the Purchaser hereby acknowledges that unauthorized disclosure of information regarding this offering may result in a violation of U.S. federal securities laws. This obligation will terminate upon the filing by the Company of a press release or press releases announcing the offering. The foregoing agreements shall not apply to any information that is or becomes publicly available through no fault of the Purchaser, or that the Purchaser is legally required to disclose; provided, however, that if the Purchaser is requested or ordered to disclose any such information pursuant to any court or other government order or any other applicable legal or regulatory procedure, it shall provide the Company with prompt notice of any such request or order in time sufficient to enable the Company to seek an appropriate protective order.

          5.7 Investment Decision. The Purchaser understands that nothing in the Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.
          5.8 Risk of Loss. The Purchaser understands that its investment in the Shares involves a significant degree of risk, including a risk of total loss of the Purchaser’s investment, and the Purchaser has full cognizance of and understands all of the risk factors related to the Purchaser’s purchase of the Shares. The Purchaser understands that the market price of the Ordinary Shares has been volatile and that no representation is being made as to the future value of the Ordinary Shares.
          5.9 Legend. The Purchaser understands that until such time as the Registration Statement has been declared effective or the Shares may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Shares will bear a restrictive legend in substantially the following form:
“THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SHARES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”
          5.10 Stop Transfer. The certificates representing the Shares will be subject to a stop transfer order with the Company’s transfer agent that restricts the transfer of such shares except upon receipt by the transfer agent of a written confirmation from the Purchaser to the effect that the Purchaser has satisfied its prospectus delivery requirements, in the form attached as Exhibit D hereto.
          5.11 Residency. The Purchaser’s principal executive offices are in the jurisdiction set forth immediately below the Purchaser’s name on the signature pages hereto.

          5.12 Organization; Validity; Enforcement. The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (ii) the making and performance of this Agreement by the Purchaser and the consummation of the transactions herein contemplated will not violate any provision of the organizational documents of the Purchaser or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Purchaser is a party or, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to the Purchaser, (iii) no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental agency or body is required on the part of the Purchaser for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, (iv) upon the execution and delivery of this Agreement, this Agreement shall constitute a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or the enforcement of creditor’s rights and the application of equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution, including, but not limited to, the indemnification provisions set forth in Section 7 herein or Section 5.1 of the Registration Rights Agreement, as applicable, may be limited by foreign, U.S. federal or U.S. state securities laws or the public policy underlying such laws and (v) there is not in effect any order enjoining or restraining the Purchaser from entering into or engaging in any of the transactions contemplated by this Agreement.
          5.13 Short Sales. Since the time the Purchaser was first contacted about the offering of the Shares and the transactions contemplated hereby, the Purchaser has not taken, and prior to the Closing the Purchaser shall not take, any action that has caused or will cause the Purchaser to have, directly or indirectly, sold or agreed to sell any Ordinary Shares, effected any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Ordinary Shares, granted any other right (including, without limitation, any put or call option) with respect to the Ordinary Shares or with respect to any security that includes, relates to or derived any significant part of its value from the Ordinary Shares.
          5.14 Disclosure. The Purchaser acknowledges and agrees that the Company does not make nor has made any representations or warranties with respect to the transactions contemplated hereby or to its business, properties, operations, and prospects, other than those specifically set forth in Section 4.
     SECTION 6. Survival. Notwithstanding any investigation made by any party to this Agreement or by the Agents, all covenants and agreements made by the Company and the Purchaser herein and in the certificates for the Shares delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the Shares being purchased and the payment therefor. All representations and warranties made by the Company and the Purchaser herein and in the certificates delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the Shares being purchased and the payment therefor.
     SECTION 7. Indemnification.
          7.1 The Company agrees to indemnify and hold harmless the Purchaser and all of its shareholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements but excluding consequential, punitive, indirect, exemplary damages or any damages measured by lost profits or a multiple of earnings (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, or (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement.
          7.2 The Purchaser will indemnify and hold harmless the Company, each of its directors, each of its officers, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, its officers or controlling person may become subject, under Spanish corporate and securities laws and regulations, U.S. federal and U.S. state statutory law or regulation, at U.S. common law or otherwise (including in settlement of any litigation, but only if such settlement is effected with the written consent of the Purchaser) insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon (i) any failure to comply with the covenants and agreements contained in Section 5 hereof or (ii) any misrepresentation or breach of any representation or warranty made by the Purchaser in this Agreement.
          7.3 Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 7 shall be the same as those set forth in Sections 5.1(c) and 5.1(d) of the Registration Rights Agreement.
     SECTION 8. Broker’s Fee. The Purchaser acknowledges that the Company intends to pay to the Agents a fee in respect of the sale of the Shares to the Purchaser. The Purchaser and the Company agree that the Purchaser shall not be responsible for such fee and that the Company will indemnify and hold harmless the Purchaser and each Purchaser/Affiliate against any losses, claims, damages, liabilities or expenses, joint or several, to which such Purchaser or Purchaser/Affiliate may become subject with respect to such fee. Each of the parties hereto represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Shares to the Purchaser.

     SECTION 9. Independent Nature of Purchasers’ Obligations and Rights. The obligations of the Purchaser under this Agreement are several and not joint with the obligations of any Other Purchaser and no Purchaser shall be responsible in any way for the performance of the obligations of any Other Purchaser under the Agreements. The decision of each Purchaser to purchase the Shares pursuant to the Agreements has been made by such Purchaser independently of any other Purchaser. Nothing contained in the Agreements, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Agreements. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Shares or enforcing its rights under this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.
     SECTION 10. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, e-mail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be as addressed as follows:
          if to the Company, to:
Telvent GIT, S.A.
Valgrande, 6
28108, Alcobendas, Madrid, Spain
Attention: Lidia Garcia Paéz
Facsimile: 34-91-714-7001
With a copy by E-mail: lgarcia@telvent.com
with a copy (which shall not constitute a notice) to:
Squire, Sanders & Dempsey L.L.P.
4900 Key Tower
127 Public Square
Cleveland, Ohio 44114
Attention: Daniel G. Berick
Facsimile: 216-479-8374
E-mail: dberick@ssd.com
or to such other person at such other place as the Company shall designate to the Purchaser in writing; and
     if to the Purchaser, at its address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

     SECTION 11. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser. Any amendment or waiver effected in accordance with this Section 11 shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company.
     SECTION 12. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.
     SECTION 13. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.
     SECTION 14. Governing Law; Venue. This Agreement is to be construed in accordance with and governed by the federal law of the United States of America and the internal laws of the State of New York without giving effect to any choice of law rule, or treaty, that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties. Each of the Company and the Purchaser submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the Company and the Purchaser irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The Company and the Purchaser hereby waive all rights to a trial by jury.
     SECTION 15. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. Facsimile signatures shall be deemed original signatures.
     SECTION 16. Entire Agreement. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

     SECTION 17. Fees and Expenses. Except as set forth herein, each of the Company and the Purchaser shall pay its respective fees and expenses related to the transactions contemplated by this Agreement.
     SECTION 18. Parties. This Agreement is made solely for the benefit of and is binding upon the Purchaser and the Company and to the extent provided in Section 8 of the Registration Rights Agreement, any person controlling the Company or the Purchaser, the officers and directors of the Company, and their respective executors, administrators, successors and assigns and subject to the provisions of Section 8 of the Registration Rights Agreement, no other person shall acquire or have any right under or by virtue of this Agreement. The term “successor and assigns” shall not include any subsequent purchaser, as such purchaser, of the Securities sold to the Purchaser pursuant to this Agreement.
     SECTION 19. Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurance as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.
     SECTION 20. Construction. (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.
     (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.
     (c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation”.
     (d) Except as otherwise indicated, all references in this Agreement to “Sections”, “Schedules” and “Exhibits” are intended to refer to Sections of this Agreement and Schedules and Exhibits to this Agreement. The term “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York or Madrid, Spain are authorized or required by law to remain closed.
* The Exhibits, Appendices and Schedules to this Agreement have not been filed with this Agreement. Pursuant to Item 601(b)(2) of Regulation S-K, such exhibits, appendices and schedules are immaterial to an investment decision. A copy of any of these omitted appendices will be furnished by Telvent GIT, S.A. to the Commission upon the request of the Commission.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

TELVENT GIT, S.A.
By:	/s/ Manuel Sánchez
	Name:	Manuel Sánchez
	Title:	Chairman and CEO

Signature Page

Print or Type:

Telvent Corporation S.L.

Name of Purchaser (Institution)
Spain

Jurisdiction of Purchaser’s Executive Offices
Miguel Angel Jiménez- Velasco Mazarío

Name of Individual representing Purchaser
Attorney

Title of Individual representing Purchaser

Signature by:

/s/ Miguel Angel Jiménez- Velasco Mazarío

Individual representing Purchaser:

Address:

Telephone:

Facsimile:
E-mail:
Number of Shares: 3,576,470
Purchase Price per Share: $21.25
Aggregate Purchase Price: $76,000,008.75
Signature Page

23